CLIENT AGREEMENT
SMITH BARNEY


Account Number
Branch         Account               T   C   FC

- - -          - - - - -             -   -   - - -

Before you sign this Agreement, please read it carefully. Instructions for the completion of this Agreement are contained in the accompanying booklet entitled "Important New Account Information". After you have completed and signed this Agreement, please return it in the enclosed postage-paid envelope.
Note:  Signatures are MANDATORY in either Sections A and C OR Sections B and
C.

___________________________________________________________________________
Account Title

___________________________________________________________________________
Account Owner's                 Account Owner's
Name                            Name
___________________________________________________________________________
Street             Apt.   City         State Zip Code
Address
___________________________________________________________________________
In consideration of Smith Barney Inc. accepting an account for me (us), I (we) hereby acknowledge that I (we) have read, understand and agree to the terms of this Agreement contained in the sections numbered 1 through 11. If this is a margin account, I (we) further acknowledge that I (we) have read, understand and agree to the terms of this Agreement contained in the sections numbered 15 through 17. If this is a joint account, we further acknowledge that we have read, understand and agree to the terms of this Agreement contained in the sections numbered 12 through 14. Note: Texas residents with joint accounts must also execute a Texas Joint Account Supplement agreement (form 3882).

A.  Cash Accounts.
I (We) acknowledged that I (we) have received a copy of this Agreement which contains a pre-dispute arbitration clause at section 5.
If this is a joint account, all parties must sign.

___________________________________________________________________________
Account Owner's Signature  Date     Joint Account Owner's Signature    Date

___________________________________________________________________________

B.  Margin Accounts.
By signing this Agreement, I (we) acknowledge that my (our) securities may be loaned to you or loaned out to others. I (We) acknowledge that I (we) have received a copy of this Agreement which contains a pre-dispute arbitration clause at section 6.
If this is a joint account, all parties must sign.
___________________________________________________________________________
Account Owner's Signature  Date     Joint Account Owner's Signature    Date

___________________________________________________________________________

C.  Tax Certification    (See Instructions on the last page of this form).
Under penalties of perjury, I certify that the number shown below is my correct taxpayer identification number or if not, then the number I have entered below is my correct tax identification number, and that I am not subject to backup withholding because: (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding (see below), or
(c) I am exempt from backup withholding (see below). Note: You must cross out (b) above if you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.
For those exempt from backup withholding, write the word "EXEMPT" here:
___________________________________.


The Social Securitiy Number or         The Social Security Number or
Tax Identification Number on           Tax Identification Number
Smith Barney's records is:             shown to the left is incorrect
                                          The CORRECT number is:
______________________________         ______________________________

-  -  -   -   -   -   -  -   -         -  -  -   -   -   -   -  -   -
______________________________         ______________________________

Note for joint accounts: The Social Security Number of this account is the number of the client whose name appears first in the account title. Do not enter the number of any other account owner.
___________________________________________________________________________
Account Owner's Signature  Date     Joint Account Owner's Signature    Date

___________________________________________________________________________

D.  Name Disclosure.
Please indicate your choice as to the release or withholding of your name, address and securities positions to issuing corporations.
  ___  NO, I do not want } my name, address and securities disclosed to any companies, upon their request, in which I own
  ___  YES, I do want    } securitties that are being held for me at Smith
                          Barney Inc.
___________________________________________________________________________

E.  Money Market Fund Agreement.
Available cash in your account will automatically be invested or "swept" into the money market fund of your choice. If you do NOT elect to have the automatic money market fund sweep, please check the "NO" box below, If you wish to change your choice of money market fund, please contact your Financial Consultant.
(Note to Wisconsin residents: You must indicate below specifically whether or not you wish to have a money market sweep for your account)
 ___ NO, I do not want cash balances in my account to be automatically swept into a money market fund.

 ___ YES, I would like the cash balances in my account to be automatically swept into the fund of my choice.
___________________________________________________________________________

F. Tenancy in Common. DO NOT Complete this Section if You Wish To Establish A Joint Account With Rights of Survivorship. In the event of the death of either or any of the undersigned, the interests in the account as of the close of business on the date of the death of the decedent, or on the following business day if the date of death is not a business day shall be as follows:
Note: Texas residents with joint accounts must also execute a Texas Joint Account Supplement agreement (form 3882).

Name of                                               Signature of
Participant____________ or his or her estate ___%   Participant___________